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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                   FORM 8-K


                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                      Date of Report:  January 14, 1997


                   PRINCETON DENTAL MANAGEMENT CORPORATION
            (Exact Name of Registrant as Specified in its Charter)


DELAWARE                         0-20222                   36-3484607
(State or Other                  (Commission               (I.R.S. Employer
Jurisdiction of                  File Number               Identification No.)
Incorporation)





                 7421 WEST 100TH PLACE, BRIDGEVIEW, IL  60455
                   (Address of Principal Executive Offices)


                                (708) 974-4000
             (Registrant's Telephone Number, including Area Code)
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                   PRINCETON DENTAL MANAGEMENT CORPORATION


Item 5. Other Events.

        Effective as a January 14, 1997, PDMC has sold the assets comprising the Fairfield Dental Center Practice to Drs. Barfield and Payne. The Fairfield practice, with 1995 revenues of approximately $2,000,000, represented approximately 11.9% of the total revenue of PDMC. The Fairfield practice was sold for a purchase price of approximately $885,000, of which approximately $410,000 represented forgiveness of debt.


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 16, 1997

PRINCETON DENTAL MANAGEMENT CORPORATION



By:  /s/ Frank Leonard Laport
    ---------------------------------
     Frank Leonard Laport,
     Chief Executive Officer